Exhibit 1.1

Execution Copy

26,500,000 Shares(1)

COLDWATER CREEK INC.

Common Stock

PURCHASE AGREEMENT

October 19, 2011

PIPER JAFFRAY & CO.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Coldwater Creek Inc., a Delaware corporation (the “Company”), proposes to sell to Piper Jaffray & Co. (the “Underwriter”) an aggregate of 26,500,000 shares (the “Firm Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company.  The Company has also granted to the Underwriter an option to purchase up to 3,975,000 additional shares of Common Stock, on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”).  The Firm Shares and any Option Shares purchased pursuant to this Agreement are herein collectively called the “Securities.”

The Company hereby confirms its agreement with respect to the sale of the Securities to the Underwriter.

1.                                       Registration Statement and Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-174449) under the Securities Act of 1933, as amended (the “Securities Act” or “Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. Such registration statement, at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.”  The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The prospectus in the form in which it appeared in the Original Registration Statement is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof,

(1)               Plus an option to purchase up to 3,975,000 additional shares to cover over-allotments.

that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.”  Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations.  Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.”  Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.                                       Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter as follows:

(i)                                     Each Preliminary Prospectus at the time of filing or time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use in the preparation thereof; it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 6(f).

(ii)                                  The Original Registration Statement was declared effective by the Commission under the Securities Act on June 8, 2011.  The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information related to the Registration Statement.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(iii)                               Each part of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time such part became effective (including each deemed effective date with respect to the Underwriter pursuant to Rule 430B or otherwise under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at the First Closing Date and the Second Closing Date (as defined below), as the case may be, and the Prospectus (or any amendment or supplement to the Prospectus), at the time of filing or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until expiration of the Prospectus Delivery Period, and at the First Closing Date and the Second Closing Date, as the case may be, complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at the First Closing Date and the Second Closing Date, as the case may be, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by the Underwriter specifically for use therein; it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 6(f).

(iv)                              Neither (A) any Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and set forth on Schedule I, the information set forth on Schedule II and the Statutory Prospectus at the Time of Sale, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omit or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein; it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 6(f).  As used in this paragraph and elsewhere in this Agreement:

(1)                                  “Time of Sale” means 9:15 am (Eastern time) on the date of this Agreement.

(2)                                    “Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.  For purposes of this definition, Rule 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(3)                                  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, or is a “bona fide electronic roadshow,” as defined in Rule 433 of the Rules and Regulations, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(4)                                  “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule I hereto.

(5)                                    “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(v)                     (A)  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriter as described in Section 4(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein; it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 6(f).

(B)(1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)  Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(vi)                              The consolidated financial statements of the Company and its subsidiaries, together with the related notes, set forth or incorporated by reference, in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved; and the supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus have been derived from the accounting records of the Company and present fairly the information required to be stated therein.  To the Company’s knowledge, no other schedules or financial statements are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.  To the Company’s knowledge, Deloitte & Touche LLP (“Deloitte”) which has expressed its opinion with respect to the financial statements filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) in the performance of its work for the Company has advised the Company that it is not in violation of the auditor independence requirements of the Sarbanes-

Oxley Act.  Except as described in the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that are reasonably likely to have a material negative current or, to the Company’s knowledge, future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.

(vii)                           Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation.  Each of the Company and its subsidiaries has full corporate power and authority to own its respective properties and conduct its business as currently being conducted and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would reasonably be expected to result in a material adverse change in the business, financial condition, property, operations, prospects or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”).

(viii)                        Except as contemplated in the Time of Sale Disclosure Package and the Prospectus and except for any current borrowings pursuant to the Credit Agreement (as defined below), subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and (b) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares pursuant to awards made under the Company’s existing stock incentive plans or shares issuable pursuant to the Company’s employee stock purchase plan ), or any material change in the short term or long term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries (other than pursuant to the issuance of awards under the Company’s existing stock incentive plans or employee stock purchase plan), or any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change.

(ix)                                Except as set forth in the Time of Sale Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator, any of which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Change. There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus that have not been so described.

(x)                                   There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(xi)                                This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries are a party or by which the Company or any of its subsidiaries are bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such conflict, breach, violation, default or imposition of a lien, charge or encumbrance that would not reasonably be expected to result in a Material Adverse Change, (B) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries (each a “Governmental Authority”), except for any such violation that would not reasonably be expected to result in a Material Adverse Change.  To the Company’s knowledge, no consent, approval, authorization or order of, or filing with, any Governmental Authority is required for the execution, delivery and performance of this Agreement by the Company or for the consummation by the Company of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except (i) such as may be required under the Securities Act, the rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities or blue sky laws or (ii) for any consent, approval, authorization, order or filing the failure of which to make or obtain would not reasonably be expected to result in a Material Adverse Change; and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

(xii)                             All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriter); the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable; and the capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  Except as otherwise described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by laws or any written agreement or other instrument to which the Company is a party or by which the Company is bound, other than awards or issuances under the Company’s existing stock incentive plans or Common Stock issuable under the Company’s employee stock purchase plan .  Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company that have not been fully complied with or previously waived.  All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies or other encumbrances, all of the issued and outstanding shares of such stock.  Except as described or contemplated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company (other than awards or issuances of under the Company’s existing stock incentive plans and the issuance of shares of Common Stock under the Company’s employee stock purchase plan).  The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  The description of the Company’s stock incentive, employee stock purchase and other stock plans or arrangements, and the options, awards or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Prospectus accurately describes the information required to be shown with respect to such plans, arrangements, options and rights.

(xiii)                          The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business, and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any material franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(xiv)                         The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and except those that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.  The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or and its subsidiaries.

(xv)                            The Company and its subsidiaries own, possess, or can acquire on commercially reasonable terms, all Intellectual Property necessary for the conduct of their business as now conducted or as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus to be conducted, except as such failure to own, possess, or acquire such rights would not result in a Material Adverse Change.  Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Change; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or its subsidiaries’ rights in or to any such Intellectual Property, except in each case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property owned by the Company and its subsidiaries and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property rights of others, neither the Company nor any of its subsidiaries has received any written notice of such claim, except in each case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and (E) to the

Company’s knowledge, no employee of the Company or any of its subsidiaries is in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not reasonably be expected to result in a Material Adverse Change.  “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property.

(xvi)                         Neither the Company nor any of its subsidiaries are (A) in violation of its respective charter or by laws or, with respect to any of the Company’s subsidiaries, material violation of their respective charter or by laws; (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance or observance of any term, covenant, obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement, mortgage, deed of trust or any other contract, lease or other instrument to which it is subject or by which it may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries are subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of (B) and (C) above, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(xvii)                      The Company and its subsidiaries have timely filed all federal, state and local income and franchise tax returns required to be filed and are not in default in the payment of any material amount of taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries are contesting in good faith.  There is no pending material dispute with any taxing authority relating to any of such returns and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xviii)                   Other than the subsidiaries of the Company listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity which is material to the Company.

(xix)                           The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule I, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 4(xvii) of this Agreement.

(xx)                              The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act and is listed on The NASDAQ Global Select Market (“NASDAQ”) under the ticker symbol “CWTR.”  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ nor has the Company received any notice that it is not in compliance with the listing or maintenance requirements of NASDAQ.  Other than as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company believes that it is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements.

(xxi)                           Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, to the knowledge of the Company, there are no affiliations among the Company’s directors and officers and members of the FINRA.

(xxii)                        The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective. The Company is not aware of any “significant deficiencies” that have not been previously disclosed to the Underwriter or any “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud that involves management or other employees of the Company who have a significant role in the Company’s internal controls; and since the date of the latest audited financial statements incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxiii)                     To enable the Underwriter to rely on Rule 5110(b)(7)(C)(i) of FINRA, the Company represents that, (i) as of a date within 60 days of the date of this Agreement, the Company had a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) as of the date of this Agreement, has been subject to the Exchange Act reporting requirements for a period of at least 36 months.

(xxiv)                    No relationship, direct or indirect, exists between or among the Company and its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus but which is not so described.

(xxv)                       Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, to the Company’s knowledge, the Company and its subsidiaries: (A) are in compliance with all statutes, rules, regulations, or guidance applicable to Company and its subsidiaries and the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”); (B) have not received any notice of adverse finding, warning letter, or other correspondence or notice from any Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) possess all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority alleging that any operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such Governmental Authority is considering such action; and (F) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

(xxvi)                    No action has been taken or, to the Company’s knowledge, has been threatened in writing by Wells Fargo Bank, National Association (the “Lender”) under that certain Amended and Restated Credit Agreement, dated as of May 16, 2011, (the “Credit Agreement”) to reduce the Commitment (as such term is defined in the Credit Agreement).  The Company is currently able to satisfy each of the conditions precedent in Section 4.02 of the Credit Agreement required to be satisfied by it on or prior to the date hereof.  The Company does not have knowledge of any facts, circumstances or developments relating to its operations that would reasonably be expected to result in a reduction in the Commitment prior to the Maturity Date (as such term is defined in the Credit Agreement).

(xxvii)                 The Company and its subsidiaries (A) are in compliance with all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) have received and are in material compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their business; and (C) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in each of clauses (A), (B) and (C), as would not, individually or in the aggregate, result in a Material Adverse Change.

(xxviii)              The documents incorporated by reference in the Time of Sale Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission (or if not timely filed, the failure to timely file was waived by the staff of the Commission), and none of such documents, when they were filed or became effective, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any additional documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxix)                      The Company and its subsidiaries (A) are in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any Governmental Authority relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) have received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct their business as currently conducted; and (C) are in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(xxx)        Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company, any of its subsidiaries, or any of their affiliates for employees or former employees of the Company and its subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”).  No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(xxxi)       Other than as contemplated by this Agreement, neither the Company nor any of its subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxxii)      Neither the Company nor any of its subsidiaries is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

(xxxiii)     The Company and its subsidiaries carry, or are covered by, insurance issued by insurers of nationally recognized financial responsibility in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of their business and the value of their properties and as is customary for companies engaged in similar businesses in similar industries; and neither the Company nor any of its subsidiaries has (A) received notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (B) reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.  All such insurance is outstanding and duly in force on the date hereof.

(xxxiv)     No labor dispute with the employees of the Company or any of its subsidiaries exists that would be reasonably expected to result in a Material Adverse Change or is, to the knowledge of the Company, threatened or imminent.

(xxxv)      Neither the Company or any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxvi) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxxvii) Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or otherwise obtained by the Company, no approval of the stockholders of the Company is required for the Company to issue and deliver to the Underwriter the Securities, including such as may be required by NASDAQ pursuant to its rules and regulations.

(xxxviii) The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

(xxxix)   The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xl)           The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) and such controls and procedures have been designed to ensure that material information relating to the Company is made known to the principal executive officer and the principal financial officer.  The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

3.             Purchase, Sale and Delivery of Securities.

(a)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the Underwriter, and the Underwriter agrees to purchase from the Company the Firm Shares.  The purchase price for each Firm Share shall be $0.8091 per share.

The Firm Shares will be delivered by the Company to the Underwriter against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 am Central time on the third (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Underwriter and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.”  If the Underwriter so elects, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Underwriter.

(b)           On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriter an option to purchase all or any portion of the Option Shares to be sold by the Company hereunder, at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriter in the sale and distribution of the Firm Shares.  The option granted hereunder may be exercised in whole or in part at any time within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Underwriter to the Company setting forth the aggregate number of Option Shares as to which the Underwriter is exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by the Underwriter, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date”, respectively; provided, however, that the Second

Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised.  No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by the Company to the Underwriter, against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date.  If the Underwriter so elects, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Underwriter.

4.             Covenants.  The Company covenants and agrees with the Underwriter as follows:

(i)    During the period beginning on the date hereof and ending on the later of the Second Closing Date and such date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Securities Act), in connection with sales by the Underwriter (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462(b) Registration Statement), the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter or its counsel reasonably objects.  Subject to this Section 4(i), immediately following execution of this Agreement, the Company will prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Underwriter and the Company may deem appropriate, and if requested by the Underwriter, an Issuer Free Writing Prospectus containing the selling terms of the Securities and such other information as the Company and the Underwriter may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus and each Issuer Free Writing Prospectus.

(ii)   The Company will advise the Underwriter, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto, or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or, to the Company’s knowledge, of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A or 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission.

(iii)  (A) During the Prospectus Delivery Period, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus.  If during such period any event shall occur or condition shall exist as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriter and will amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B)   If, at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)      The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Underwriter shall reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(v)       The Company will furnish, at its own expense, to the Underwriter and counsel for the Underwriter copies of the Registration Statement (which will include three complete manually signed copies of the Registration Statement and all consents and exhibits filed therewith), and to the Underwriter and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, the Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

(vi)      During a period of one year commencing with the date hereof, the Company will furnish to the Underwriter copies of all periodic and current reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the FINRA or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

(vii)     The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(viii)  The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 8(a) hereof or is otherwise terminated (but subject to clause (I) below), will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriter of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary

Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all reasonable filing fees and reasonable fees and disbursements of Underwriter’s counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Underwriter shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the reasonable filing fees and fees and disbursements of Underwriter’s counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities, (F) listing fees, if any, (G) the costs and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with the marketing of the Securities, (H) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein and (I) all other reasonable out-of-pocket documented costs and expenses of the Underwriter (including reasonable fees and disbursements of counsel) incident to the performance of its obligations hereunder not otherwise specifically provided for herein, provided however such costs and expenses provided for in this clause (I) shall not exceed $175,000 in the aggregate.  If this Agreement is terminated pursuant to Section 8(a) hereof or if the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9 hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriter’s obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriter for all reasonable out-of-pocket disbursements (including reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriter in connection with its investigation, preparing to market and marketing the Securities or otherwise incident to the performance of the Underwriter’s obligations hereunder, provided, however, that such reimbursed expenses (together with any reimbursed expenses pursuant to clause (I) above) shall not exceed $175,000 in the aggregate.

(ix)       The Company intends to apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(x)        The Company will not, without the prior written consent of the Underwriter, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except for (A) sales of the Securities to the Underwriter pursuant to this Agreement, (B) grants of options, restricted stock, restricted stock units or other awards or the issuance of shares of Common Stock by the Company pursuant to equity incentive plans or employee stock purchase plans described in the Time of Sale Disclosure Package and (C) issuance of shares upon exercise or conversion of securities outstanding as of the date hereof.  If (1) during the last 17 days of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Agreement, unless otherwise waived by the Underwriter in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act, and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act. The Company will provide the Underwriter and each person subject to the Lock-Up Agreement (as defined below) with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period.

(xi)       The Company has caused to be delivered to the Underwriter prior to the date of this Agreement a letter, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each of the Company’s directors and officers identified on Schedule III.

(xii)      The Company has not taken and will not take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Securities Act which have not been so disclosed in the Registration Statement.

(xiii)     Other than as contemplated by this Agreement, the Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xiv)    During the Prospectus Delivery Period, the Company will file with the Commission such periodic and other reports as required by the Rules and Regulations.

(xv)     The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule I. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

5.             Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy in all material respects, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such closing date), of all representations and warranties of the Company contained herein and to the performance by the Company of its covenants, agreements and obligations hereunder and to the following additional conditions:

(a)           If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b)

Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or, to the knowledge of the Company, threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriter.

(b)           The Underwriter shall not have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in the opinion of the Underwriter, is material or omits to state a material fact which, in the opinion of the Underwriter, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in the opinion of the Underwriter, is material, or omits to state a fact which, in the opinion of the Underwriter, is material and is required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(c)           Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus and except for any current borrowings pursuant to the Credit Agreement, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any subsidiary shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares pursuant to awards under the Company’s existing stock incentive plans or Common Stock issuable pursuant to the Company’s employee stock purchase plan), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries (other than pursuant to the Company’s stock incentive, employee stock purchase or other such plans in effect as of the date hereof, or any Material Adverse Change or any development reasonably likely to result in a Material Adverse Change (whether or not arising in the ordinary course of business), that, in the judgment of the Underwriter, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d)           On the First Closing Date and the Second Closing Date, as the case may be, there shall have been furnished to the Underwriter, the opinion and letter of negative assurance of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Company, dated such closing date and addressed to the Underwriter in form and substance satisfactory to the Underwriter.

(e)           On the First Closing Date and the Second Closing Date, as the case may be, there shall have been furnished to the Underwriter, the opinion of Goodwin Procter LLP, counsel for the Underwriter, dated such closing date and addressed to the Underwriter with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Time of Sale Disclosure Package, the Prospectus and other related matters as the Underwriter reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(f)            On the date of this Agreement, the First Closing Date and the Second Closing Date, as the case may be, the Underwriter shall have received a letter of Deloitte, dated such date and addressed to the Underwriter and the Company’s board of directors, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to the Underwriter concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on the First Closing Date and Second Closing Date, as the case may be, shall be to confirm the conclusions and findings set forth in such prior letter.

(g)           On the First Closing Date and the Second Closing Date, as the case may be, there shall have been furnished to the Underwriter, a certificate, dated such closing date and addressed to the Underwriter, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)    The representations and warranties of the Company in this Agreement are true and correct, in all material respects (except for those representations and warranties which are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects), as if made at and as of such closing date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such closing date;

(ii)    No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any Governmental Authority; and

(iii)   The signers of said certificate have reviewed the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto, and

(A) each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto contain, and contained when such part of the Registration Statement, or any amendment thereof, became effective, all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain and did not contain when such part of the Registration Statement, or any amendment thereof, became effective, any untrue statement of a material fact or omit to state and did not omit to state when such part of the Registration Statement or such amendment became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, except that such statement shall not apply to statements in or omissions from the Registration Statement, or any amendment thereof, based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and the Prospectus, as amended or supplemented, does not include and did not include as of its date or the time of first use within the meaning of the Rules and Regulations, any untrue statement of material fact or omit to state and did not omit to state as of its date or the time of first use within the meaning of the Rules and Regulations a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such statement shall not apply to statements in or omissions from the Prospectus, as amended or supplemented, based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein,

(B) neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such statement shall not apply to statements in or omissions from the Time of Sale Disclosure Package or any Individual Limited-Use Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein,

(C) since the Time of Sale there has occurred no event required by the Rules and Regulations to be set forth in an amended or supplemented prospectus which has not been so set forth,

(D) subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, other than current borrowings pursuant to the Credit Agreement, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of options or warrants), or any material change in the short term or long term debt (other than current borrowings pursuant to the Credit Agreement), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company (other than grants of options, restricted stock or restricted stock units under the Company’s existing stock incentive plans) or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and

(E) except as stated in the Registration Statement, the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any Governmental Authority which would reasonably be expected to result in any Material Adverse Change.

(h)           The Underwriter shall have received all the Lock-Up Agreements referenced in Section 4(xi).

(i)            At the First Closing Date, the Company shall have submitted to NASDAQ a Notification Form: Listing of Additional Shares related to the Securities.

(j)            The Underwriter shall have received on the First Closing Date a certificate of the Secretary of the Company.

(k)           The Underwriter shall not have received any unresolved objection from FINRA as to the fairness and reasonableness of the amount of compensation allowable or payable to the Underwriter in connection with the issuance and sale of the Securities.

(l)            At the First Closing Date and the Second Closing Date, as the case may be, counsel for the Underwriter shall have been furnished with such information, certificates and documents as it may reasonably require for the purpose of enabling it to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or to evidence the accuracy in all material respects of any of the representations or warranties (except for those representations and warranties which are qualified by materiality, in which case such representations and warranties shall be accurate in all respects), or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering of the Securities contemplated hereby.

All such opinions, certificates, letters and other documents mentioned above and elsewhere in this Agreement will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter. The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and other documents as the Underwriter shall reasonably request.

6.             Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430B Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities ( “Marketing Materials” ), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with information provided in writing to the Company by the Underwriter specifically for use therein; it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 6(f).

(b)           The Underwriter will indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430B Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with information provided in writing to the Company by the Underwriter specifically for use therein; (it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 6(f)), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under Section 6(a) or 6(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Underwriter, it is advisable for the Underwriter to be represented by separate counsel, the Underwriter shall have the right to employ a single counsel (in addition to local counsel) to represent the Underwriter, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriter as incurred.  An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)           If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under Sections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Sections (a) or(b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 6(d).  Notwithstanding the provisions of this Section 6(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Securities Act; and the obligations of the Underwriter under this Section 6 shall be in addition to any liability that the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

(f)            The Underwriter confirms and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriter set forth in the second, twelfth and thirteenth paragraphs under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for use in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

7.             Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Underwriter and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, or any controlling person thereof, and shall survive delivery of, and payment for, the Securities to and by the Underwriter hereunder.

8.             Termination of this Agreement.

(a)           The Underwriter shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the First Closing Date and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date,  if (i) the Company shall have failed, refused or been unable, at or prior to such closing date, to perform any agreement on its part to be performed hereunder, (ii) any condition of the Underwriter’s obligations hereunder is not fulfilled, (iii) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq Stock Market or trading in securities generally on the NASDAQ Stock Market, New York Stock Exchange or the NYSE Amex shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Stock Market, New York Stock Exchange or the NYSE Amex, by such exchange or by order of the Commission or any other Governmental Authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities, any change in financial markets or any calamity or crisis that, in the Underwriter’s judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(viii) and Section 6 hereof shall at all times be effective and shall survive such termination.

(b)           If the Underwriter elects to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly by the Underwriter by telephone, confirmed by letter.

9.             Default by the Company.  If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Underwriter or, except as provided in Section 4(viii) and Section 6 hereof, any non defaulting party.

No action taken pursuant to this Section 9 shall relieve the Company from liability, if any, in respect of such default.

10.           Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriter, shall be mailed or delivered to Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: General Counsel, with a copy to Goodwin Procter LLP, 620 8th Avenue, New York, New York 10018, Attention:  Michael D. Maline;  and if to the Company, shall be mailed or delivered to Coldwater Creek Inc., One Coldwater Creek Drive, Sandpoint, Idaho 83864, Attention: Chief Executive Officer, with a copy to Pillsbury Winthrop Shaw Pittman LLP, P.O. Box 7880, San Francisco, California 94120, Attention:  Blair W. White.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Underwriter.

12.           Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Underwriter has been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriter and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriter, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

13.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14.           Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

15.           General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become binding between the Company and the Underwriter in accordance with its terms.

Very truly yours,

COLDWATER CREEK INC.

By	/s/ James A. Bell
Title: Senior Vice President and Chief Financial Officer

The foregoing Purchase Agreement

is hereby confirmed and accepted as

of the date first above written.

PIPER JAFFRAY & CO.

By	/s/ David Stadinski
Title: Managing Director

SCHEDULE I

Issuer General Free Writing Prospectuses

None.

SCHEDULE II

Pricing Information

Number of Firm Shares to be Issued:   26,500,000

Offering Price:   $0.85 per share

Underwriting Discounts and Commissions:  4.81%

SCHEDULE III

Executive Officers and Directors Subject to Lock-Up

James A. Bell

John E. Hayes III

Curt Hecker

Michael J. Potter

Dennis C. Pence

Robert H. McCall

Frank M. Lesher

James R. Alexander

Jerry Gramaglia

Kay Isaacson-Leibowitz